SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------




                                     AMENDED
                  PRELIMINARY COPIES OF INFORMATIONAL STATEMENT

                                AMENDMENT NO. 1

                            PURSUANT TO SECTION 14 OF

                       The Securities Exchange Act of 1934

                          LEESBURG LAND & MINING, INC.

             (Exact name of registrant as specified in its charter)


                         Commission File Number: 0-12139

                                 CIK: 0000726166



          Colorado                                              (82-0379959)
--------------------------------                             -------------------
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization                             Identification No.)



c/o 10200 W. 44th Ave., #400, Wheat Ridge, CO                80033
---------------------------------------------                -----
(Address of principal executive offices)                   (Zip Code)



               Registrant's telephone number, including area code:
                                      None




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                          LEESBURG LAND & MINING, INC.
                             10200 W. 44th Ave. #400
                              Wheat Ridge, CO 80033

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD _________________, 1997

     Notice is hereby given that the Special Meeting of Shareholders of Leesburg Land & Mining, Inc., (hereinafter referred to as "the Company") will be held at #400, 10200 W. 44th Avenue, Wheat Ridge, Colorado, at 9:00 a.m., local time, for the following purposes:

     1. To authorize the Board of Directors to set a ratio for the reverse split (pro-rata reduction of outstanding shares) of the issued and outstanding common shares of the Company, such ratio not to exceed one new share of common stock for 30 each shares of common stock now issued and outstanding, to be determined by December 31, 1997.

     2. To change the name of the Company at the discretion of the Board of Directors.

     3.   To authorize and approve redomiciling and reincorporating in Nevada.

     The  Board  of   Directors   has  fixed  the   closing   of   business   on
__________________, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting or any adjournment thereof. The stock transfer books will not be closed.





                                            Leesburg Land & Mining, Inc.
                                            President

                              INFORMATION STATEMENT
                              ---------------------

                          LEESBURG LAND & MINING, INC.
                          ----------------------------
                             10200 W. 44th Ave. #400
                              Wheat Ridge, CO 80033

                               SPECIAL MEETING OF
                             SHAREHOLDERS TO BE HELD
                            __________________, 1997

     This Informational Statement is being furnished to the shareholders of Leesburg Land & Mining, Inc., a Colorado corporation, in connection with the Special Meeting of Shareholders to be held at 9:00 a.m., MDT, ____________________, 1997 at #400, 10200 W. 44th Avenue, Wheat Ridge, Colorado.
The Informational Statement is first being sent or given to shareholders on or about ___________________, 1997.

     NO PROXIES ARE BEING SOLICITED BY THE BOARD OF DIRECTORS.

     WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                         DISSENTERS' RIGHT OF APPRAISAL

     The laws of the State of Colorado makes provisions for certain dissenters' rights in connection with the matters to be considered at the Special Meeting of Shareholders. The failure of a shareholder to vote against the proposal will not constitute a waiver of any rights otherwise afforded to any such shareholder by the laws of the State of Colorado, however, the shareholder may not vote in favor, and still retain dissenters rights.

     Dissenting shareholders have the right under the Colorado Corporation Act before the vote is taken to demand in writing payment of fair value for the shares owned by such person in lieu of retaining their shares after an action is taken by the shareholders to which they dissent. After written demand by the dissenter, the corporation may either pay the dissenters demand, or offer to pay another amount determined by the corporation. If the dissenter refuses the offer by the corporation, the dissenter may file suit in a District Court in Colorado and demand an appraisal by an independent party. Such appraisal would be considered by the Court at a trial and decision would be rendered by the Court as to the value of the Dissenter's shares and the Court may enter a judgment for such determined value in favor of the shareholder.

(Note: A copy of CRS ss. 7-113-201, through 209 is attached hereto.)

                               EXPENSE OF MAILING

     The expense of preparing and mailing of this Informational Statement to shareholders of the Company is being paid for by the Company. The Company is also requesting brokers, custodians, nominees and fiduciaries to forward this



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Informational  Statement to the beneficial  owners of the shares of common stock of the Company held of record by such persons. The Company will not reimburse such persons for the cost of forwarding.

                 INTEREST OF PERSONS IN MATTERS TO BE ACTED UPON

     None. No director or shareholder owning 10% or more of the outstanding shares has indicated her or his intent to oppose any action to be taken at the meeting. No officer or director or shareholder has any interest in any matter to be voted upon.

                   VOTING SECURITIES AND BENEFICIAL OWNERSHIP

     As of the call date of the meeting, ________________, 1997, the total number of common shares outstanding and entitled to vote was __________________.

     The holders of such shares are entitled to one vote for each share held on the record date. There is no cumulative voting on any matter on the agenda of this meeting. No additional shares will be issued subsequent to call date and prior to meeting.

                                   RECORD DATE

     Stock transfer records will remain open. _________________, 1997, shall be the record date for determining shareholders entitled to vote and receive notice of the meeting.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth information as of ________________, 1997, with respect to the shares of common stock of the Company owned by (i) owners of more than 5% of the outstanding shares of common stock, (ii) each director of the Company, and (iii) all directors and officers of the Company as a group. Unless otherwise indicated, all shares are held by the person named and are subject to sole voting and investment are by such person.

Title        Name and                     Amount and                 Percent
 of          Address of                   Nature of                  of
Class        Beneficial Owner             Beneficial Interest        Class
-----        ----------------             -------------------        -----

Common       American International            1,185,700              2.2%*
             Systems, Inc.                    (see note 1)
             12002 W. 14th Avenue             (see note 2)
             Golden, CO  80401

               (Note 1: Robert  Beaton  owns  44%  of  the  shares  of  American
                        International Systems, Inc. which if combined with his personal holdings would result in 55.32% ownership)

Common       Robert Beaton                    28,510,000             54.3%
             12002 W. 14th Avenue
             Golden, CO  80401

Common       James Poulos                     19,031,434             36.3%
             4065 Easley Rd.
             Golden, CO  80403

               (Note 2: James  Poulos  owns  15.95%  of  American  International
                        Systems, Inc. which if combined with his personal holding, would result in 36.6% ownership)

Common       Michael Schranz, V.P. & Dir.        244,254               .4%
             Polaris Resources
             410 17th Street, Ste. 1940
             Denver, CO  80202                (see note 3)

Common       One Capital Corp. of which        2,500,000              4.8%
             Mr. Schranz is an officer,
             director and shareholder

               (Note 3:If shares  owned by Mr.  Schranz  are  combined  with One
                       Capital Corp., the total ownership is 5.2%)

Common       Combined ownership as a group                           95.8%

                             VOTING REQUIRED FOR APPROVAL

     I. One third of the shares of common stock outstanding at the record date must be represented at the Special Meeting in person or by proxy in order for a quorum to be present, but if a quorum should not be present, the meeting may be adjourned without further notice to shareholders, until a quorum is assembled. Each shareholder will be entitled to cast one vote at the Special Meeting for each share of common stock registered in such shareholder's name at the record date.

     II. The Colorado Corporation Act and the Articles of Incorporation require that 67 2/3 of the outstanding shares vote in favor of the proposed Amendment to the Articles of Incorporation reducing authorized shares and the pro rata reverse split of the issued and outstanding shares. (See "Changes in Corporate Capitalization").

     III. The Colorado  Corporation Act requires that at least 51% of the issued
and   outstanding   shares  vote  in  favor  of  the  proposed   redomicile  and
reincorporation in the State of Nevada.

               REMUNERATION AND OTHER TRANSACTIONS WITH MANAGEMENT

     (a) Cash Compensation.

     Compensation  paid by the  Company  for all  services  provided  during the fiscal year ended  December  31,  1996,  (1) to each of the  Company's  two most highly compensated executive officers whose cash compensation exceeded $60,000.00 and (2) to all officers as a group is set forth below under directors. None.

     (b) Compensation Pursuant to Plans. None.

     (c) Other Compensation. None.

     (d) Compensation of Directors. None.

     Compensation paid by the Company for all services provided during the period ended ___________________, 1997, (1) to each of the Company's directors whose cash compensation exceeded $60,000.00 and (2) to all directors as a group is set forth on the next page:

Name of Individual            Capacities
Number of Persons             in                     Cash             Stock
in Group                      Which Served       Compensation     Compensation
------------------            ------------       ------------     ------------

Robert Beaton                 President                0                0

James Poulos                                           0                0
All directors as a group                               0                0
to August 31, 1997


                       PROPOSED AMENDMENTS TO CHARTER AND
                       CHANGES IN CORPORATE CAPITALIZATION

                         I. CHANGE OF OUTSTANDING SHARES

     The Board of Directors of the Company is asking stockholders to authorize a reverse split of the Company's issued and outstanding common shares. The Board of Directors will be authorized to determine the ratio for the reverse split (pro-rata reduction in outstanding shares), such ratio not to exceed 1 new common stock share for every 30 shares of common stock issued and outstanding in the hands of shareholders. The Board of Directors shall be authorized to set such ratio in its discretion based upon factors including but not limited to:

         a)       NASDAQ listing requirements
         b)       then current trading price of the shares
         c)       asset values of the Company
         d)       advice of investment banking community
         e)       potential mergers

The Board of Directors shall make such determination of reverse split on or before December 31, 1997. The Board believes that such reverse split of the Company's capital shares will lend itself better to the Company's organization and capitalization and allow it to find an acquisition or merger candidate.

     Management Discussion of the Proposal
     -------------------------------------

     Management of the Company believes that the proposed amendment will make the Company better able to comply with NASDAQ's ever changing listing requirements in the event it finds an acquisition/merger candidate by reducing the outstanding shares in the Company. The Company currently has over 50 million shares outstanding with no net worth and no market capitalization. It would be practically impossible to find an acquisition candidate even if its assets made it otherwise NASDAQ eligible, which would accept such a high share capitalization, even if no more shares were issued. Further, it is highly unlikely that the trading price of shares of a 50 million share capitalized company would ever meet the NASDAQ trading price requirements.

     Once the reverse split has occurred, more potential acquisition candidates may consider the Company attractive in its then restructured state. Further, the Company will then be better structured to seek equity financing, because investors shy away from the very high dilution which would occur if an investment were made in the current structure.

                          II. CHANGE IN CORPORATE NAME

     The Board is asking shareholders to authorize a name change of the Corporation at the discretion of the Board and to approve an amendment to the Charter Articles of Incorporation upon such new name being determined by the Board.

                   III. REDOMICILE & REINCORPORATION IN NEVADA

     The Board is asking shareholders to approve the redomicile of the corporation and reincorporation in the State of Nevada, with 100 million shares of common stock ($.001 par value) authorized and 10 million shares of preferred stock ($.10 par value) authorized with such classes, rights, and privileges as the Board may hereafter determine.

     Management Discussion of Redomicile Proposal
     --------------------------------------------

     There are currently authorized 100 million common shares and 1 million preferred "blank check" shares as incorporated in Colorado. No change to this authorized capital would occur in the Nevada redomicile.

     Management believes that there are no disadvantages to redomicile in Nevada from an operational standpoint. The corporate law allows merger decisions to be made by the Board of Directors, so long as the post-merger shares outstanding do not exceed 120% of pre-merger shares outstanding. Many acquisition/merger candidates consider that the process of submitting a merger proposal to vote of shareholders through a registration statement filed with the Securities Exchange Commission to be too lengthy and expensive to endure, which limits the opportunities of the Company. A shareholder must then rely upon the judgment of the Board of Directors to make the decision, or in certain instances, the vote of the collective majority shareholders.

     Nevada law also provides in Section 78.320 that "any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, if a written consent thereto is signed by stockholders holding at least a majority of the voting power"... Colorado law has no such provision. This Nevada provision allows majority shareholders to eliminate a shareholders meeting, even if the merger will result in more than an additional 20% of the outstanding pre-merger shares, being issued.

     The Company proposes reauthorizing "Blank Check" preferred stock. This refers to future classes of preferred stock which have, at this time, no defined rights and privileges. In the future, the Board may determine the classes of preferred stock and rights and privileges thereof without shareholder approval, and the rights and privileges could, in worst case, be so overbearing and detrimental to the interests of common shareholders, as to render common shares worthless. Further, preferred shares could exercise total control. There are currently no plans to issue any preferred stock, with any defined rights and privileges.

     Nevada law (Sec. 78.207) also allows the Board of Directors to vote upon and approve a reverse split of outstanding shares without shareholder vote. Colorado law requires a shareholder vote to accomplish a reverse split of shares.


                        COMPARISON OF SHAREHOLDERS RIGHTS

Shareholder Voting
------------------

     The two states are similar in all respects, except that in Nevada, as contrasted to Colorado, a corporate action requiring shareholder approval may be approved by a majority of shareholders in the corporation by written consent without a shareholders meeting, and the action will be valid and effective.

     In Colorado, corporate actions involving recapitalization or merger, require an affirmative vote of 67 2/3% of the outstanding shares unless the Articles of Incorporation provide for a simple majority approval (51%). In Nevada, only a simple majority (51%) stockholder vote is required for any corporate action requiring shareholder approval, and it may be done by written consent of a majority without a shareholder meeting.

Dividend Policies
-----------------

     Similar in both states.

Dissenters Rights
-----------------

     In both Nevada and Colorado the dissenters rights are basically the same, including that if the securities of the class entitled to vote are listed on a national securities exchange, or are NASDAQ NMS or there are more than 2,000 stockholders of record, there is no dissenters right where the merger is with a company of national exchange listing, NASDAQ NMS or has two thousand stockholders and nothing other than cash or stock or a combination is being tendered in the merger.

     In Nevada, but not in Colorado, if a corporate action creating dissenters rights is taken without a meeting of the stockholders, the corporation shall notify in writing all stockholders entitled to dissent that the action was taken and shall send them a written dissenters Notice 10 days after effectuation of the corporate action, setting forth the procedure for dissenters to follow to make demand for payment. The Corporation shall pay the fair value of the dissenter shares within 30 days after receipt of demand for payment. The dissenter has a right similar to that in Colorado to submit his own assertion of fair value, and if there is no agreement, the Court may determine fair value.

     Other corporate governance laws and procedures in Nevada are very similar to those in Colorado. Currently, the Articles of Incorporation do not provide for cumulative voting and the Articles of Incorporation for Nevada would not provide for cumulative voting.

     In Nevada, Directors may be removed by a vote of 2/3 of the shareholders entitled to vote whereas in Colorado directors may be removed by majority vote of the shareholders at a meeting called for such purpose. In both states, vacant director positions may be filled by appointment by the remaining Board.

     In Nevada, but not Colorado, the Board may, without a vote of the shareholders, approve and effectuate a reverse split or recapitalization of the outstanding shares - pro rata.

     In Colorado any shareholder may, during reasonable business hours upon 5 days written notice, inspect the books and financial records of the corporation. In Nevada, a person holding or representing 15% or more of the outstanding shares, may on at least 5 days notice, inspect the books and financial records of the corporation.

     There are no conversion rights or sinking fund provisions which are applicable in Colorado or Nevada under the current capital structure.

Takeover Bids
-------------

     In Nevada, unless the Articles of Incorporation provide that the anti-takeover sections of NRS 78.378 to 78.3793 do not apply, Nevada law provides that in the event any person or group acting together acquire control shares defined as one fifth or more of the outstanding shares, a takeover statement is required to be sent to the shareholders, and the "control shares" may not be voted except by resolution of a majority of the non-control shareholders at a called special meeting of shareholders more than 30 days after delivery of an offeror's statement.

     Colorado law has no such anti-takeover provisions.

                         BOARD OF DIRECTORS AND OFFICERS

     The three persons listed below are Officers and the members of the Board of Directors, serving until the next annual meeting.

     Robert Beaton, age 49, received his BA in Business from the University of Alabama in 1970. Mr. Beaton has acted as President and a director of Leesburg since 1985. He has acted as an independent consultant for mergers and acquisitions by public companies, for his own account since 1988.

     James Poulos, age 70, acted as a mining Engineer for his career with only informal on the job training. He has acted as an officer, now secretary, and director of the Company since 1985. He is otherwise retired.

     Michael Schranz, age 54, obtained his B.S. in Civil Engineering from Purdue University in 1965 and received his MBA at the University of Denver in 1975. He is a Certified Public Accountant in Colorado. He has been a Vice President and Director of Registrant since 1988. Mr. Schranz has been a Vice President and Director of One Capital Corp. from 1982-96 and Vice President and Director of Overthrust Resources, Ltd. from 1980- 96. He has been Managing Director of Polaris Coal Co., from 1988-96.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Holben, Boak, Cooper & Co., Independent Public Accountants, of Denver, Colorado, have been engaged as the Certifying accountants for the period through fiscal year 1996.

                              SHAREHOLDER PROPOSALS

     Shareholders are entitled to submit proposals on matter appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission. Should a shareholder intend to present a proposal at next year's annual or any special meeting, it must be received by the secretary of the Company, at 10200 W. 44th Ave. #400, Wheat Ridge, CO 80033, not later than 90 days prior to the meeting, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. It is anticipated that the next annual meeting will be held in ___________________, 1998.


Dated ____________________,1997
                                         By Order of the Board of Directors


                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------